Exhibit 10.2

Execution Version

AMENDMENT TO CREDIT AGREEMENT

This Amendment to Credit Agreement (this “Amendment”) is made and entered into as of July 30, 2021 (the “Amendment Effective Date”), by and among TETRA TECHNOLOGIES, Inc., a Delaware corporation (the “Company”), WILMINGTON TRUST, NATIONAL ASSOCIATION, solely in its capacity as Administrative Agent, and the Lenders party hereto.

RECITALS:

WHEREAS, the Company is a party to that certain Credit Agreement, dated as of September 10, 2018 (as amended, restated, supplemented, or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), by and among the Company, the Administrative Agent, and the Lenders party thereto.  Capitalized terms used but not defined herein have the meanings set forth in the Credit Agreement.

WHEREAS, the Company has requested that the Credit Agreement be amended as hereinafter provided.

WHEREAS, subject to and upon the terms and conditions contained herein, the Administrative Agent and the Lenders have agreed to the Company’s requests as set forth herein.

NOW THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1.Amendments to the Credit Agreement.  In reliance upon the representations, warranties, covenants, and conditions contained in this Amendment, and subject to the satisfaction (or waiver) of the conditions precedent set forth in Section 2 hereof, the Credit Agreement is hereby amended as of the Amendment Effective Date in the manner provided in this Section 1.

1.1Amendment to Definition of Material Domestic Subsidiary.  The definition of “Material Domestic Subsidiary” set forth in Section 1.01 of the Credit Agreement is hereby amended by adding the following sentence at the end of such definition:

Notwithstanding anything in this definition to the contrary, no UK Borrower shall be deemed to be a Material Domestic Subsidiary for purposes of this Agreement or any other Loan Document.

1.2Additional Definitions.  Section 1.01 of the Credit Agreement is hereby amended to add the following definitions thereto in appropriate alphabetical order to read as follows:

“Specified Prepayment” means the principal payment in respect of the Committed Loans in an amount at least equal to $8,157,000.00 occurring on or about July 30, 2021.

“UK Borrowers” has the meaning assigned to such term in the ABL Credit Agreement.

“UK Borrower Collateral” means all of the assets and properties of the UK Borrowers that constitute collateral security for the ABL Facility.

1.3 Amendment to “GSO” references.  Each reference to “GSO” in the Credit Agreement shall be replaced with the term “Blackstone” (including such references in the definitions of “GSO” and “GSO Group") and all references to “GSO Capital Partners LP” in the Credit Agreement shall be replaced with “Blackstone Alternative Credit Advisors LP”.

1.4Amendment to Section 2.04(b)(i) of the Credit Agreement.  Section 2.04(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(i)Commencing with the fiscal year ending December 31, 2021, within five (5) Business Days after financial statements have been delivered pursuant to Section 6.01(b) and the related officer’s certificate has been delivered pursuant to Section 6.02 for such fiscal year, the Borrower shall make an offer to the Lenders to prepay an aggregate principal amount of Committed Loans on a pro rata basis in an amount equal to (A) 50% (such percentage as it may be reduced as described below, the “ECF Percentage”) of Excess Cash Flow, if any, for the fiscal year covered by such financial statements minus (B) any voluntary prepayments of Committed Loans (or any Permitted Refinancing Indebtedness thereof) during such fiscal year (including, with respect to the fiscal year ending December 31, 2021, the Specified Prepayment) or during the period between the end of such fiscal year and the date by which any such prepayment is due (without duplication of any such credit in any prior or subsequent fiscal year) pursuant to Section 2.04(a); provided that (1) the ECF Percentage shall be 25% if the Leverage Ratio determined as of the last day of the fiscal year covered by such financial statements is less than 2.00 to 1.00 and greater than or equal to 1.50 to 1.00 and (2) the ECF Percentage shall be 0% if the Leverage Ratio determined as of the last day of the fiscal year covered by such financial statements is less than 1.50 to 1.00.

1.5Amendment to Section 3.03 of the Credit Agreement.  Section 3.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

Section 3.03.Inability to Determine Rates; Benchmark Replacement.

(a)Subject to clauses (b) through (f) of this Section 3.03, if the Administrative Agent reasonably determines that for any reason, adequate and reasonable means do not exist for determining the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan, or is informed by the Required Lenders in writing that the Eurodollar Rate for any requested Interest Period with respect to a proposed Eurodollar Rate Committed Loan does not adequately and fairly reflect the cost to such Lenders of funding such Committed Loan, or that deposits are not being offered to banks in the relevant interbank market for the applicable amount and the Interest Period of such Eurodollar Rate Committed Loan, the Administrative Agent will promptly so notify the Borrower and each Lender.  Thereafter, (x) the obligation of the Lenders to make or maintain Eurodollar Rate Committed Loans shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Eurodollar Rate component of the Base Rate, the utilization of the Eurodollar Rate component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Eurodollar Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Committed Loans in the amount specified therein (or, in the case of a pending request for a Loan denominated in a currency other than Dollars, the Borrower, the Administrative Agent and the applicable Lenders may establish a mutually acceptable alternative rate).

Notwithstanding anything to the contrary herein or in any other Loan Document:

(b)On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of USD LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 2-month, 3-month, 6-month and 12- month USD LIBOR tenor settings.  On the earlier of (i) the date that all Available Tenors of USD LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (ii) the Early Opt-in Effective Date, if the then-current Benchmark is USD LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Loan Document.  If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(c)Upon the occurrence of a Benchmark Transition Event, the Benchmark Replacement will replace the then-current Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to Blackstone and the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Blackstone Representative or Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Committed Loans. During the period referenced in the foregoing sentence, the component of Base Rate based upon the Benchmark will not be used in any determination of Base Rate.

(d)In connection with the implementation and administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement.

(e)The Administrative Agent will promptly notify the Borrower, Blackstone and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent, Blackstone Representative or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party hereto, except, in each case, as expressly required pursuant to this Section.

(f)At any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR or USD LIBOR), then the Administrative Agent may remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (ii) the Administrative Agent may reinstate any such previously removed tenor for Benchmark (including Benchmark Replacement) settings.

(g)As used in this Section 3.03, the following terms shall have the meanings set forth below:

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if the then-current Benchmark is a term rate, any tenor for such Benchmark that is or may be used for determining the length of an Interest Period or (y)

otherwise, any payment period for interest calculated with reference to such Benchmark, as applicable, pursuant to this Agreement as of such date.

“Benchmark” means, initially, USD LIBOR; provided that if a replacement of the Benchmark has occurred pursuant to this Section 3.03, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor:

(1)For purposes of Section 3.03(b), the first alternative set forth below that can be determined by the Administrative Agent:

(a)the sum of: (i) Term SOFR and (ii) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or

(b)the sum of: (i) Daily Simple SOFR and (ii) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of USD LIBOR with a SOFR-based rate having approximately the same length as the interest payment period specified in Section 3.04(b); and

(2)For purposes of Section 3.03(c), the sum of (x) the alternate benchmark rate and (y) an adjustment (which may be a positive or negative value or zero), in each case, that has been selected by Blackstone and the Borrower (with the Administrative Agent’s consent, such consent not to be unreasonably withheld, delayed or conditioned) as the replacement for such Available Tenor of such Benchmark giving due consideration to any evolving or then-prevailing market convention, including any applicable recommendations made by the Relevant Governmental Body, for U.S. dollar-denominated syndicated credit facilities at such time;

provided that, if the Benchmark Replacement as determined pursuant to clause (1) or (2) above would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Conforming Changes” means, with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (in consultation with Blackstone and the Borrower) decides may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Transition Event” means, with respect to any then-current Benchmark other than USD LIBOR, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased or will cease on a specified date to provide all Available Tenors of such Benchmark, permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.

“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.

“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to Blackstone and the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt-in Election is provided to Blackstone and the Lenders, written notice of objection to such Early Opt-in Election from Blackstone Representative or Lenders comprising the Required Lenders.

“Early Opt-in Election” means the occurrence of:

(1)a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and

(2)the joint election by the Administrative Agent, Blackstone and the Borrower to trigger a fallback from USD  LIBOR and the provision by the Administrative Agent of written notice of such election to the Lenders.

“Floor” means the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to USD LIBOR.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).

“Term SOFR” means, for the applicable corresponding tenor, the forward-looking term rate based on SOFR that has been selected or recommended by the Relevant Governmental Body.

“USD LIBOR” means the London interbank offered rate for U.S. dollars.”

1.6Amendment to Section 7.02(b) of the Credit Agreement.  Section 7.02(b) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(b)Indebtedness incurred under the ABL Facility and any Guaranty thereof (subject to the terms of the Term/ABL Intercreditor Agreement) (i) with aggregate outstanding lending commitments not to exceed $110,000,000, (ii) with a non-default interest rate not exceeding (x) in the case of “Term Benchmark Loans” (as defined in the ABL Credit Agreement) or their equivalent, the “Adjusted LIBO Rate” (as defined in the ABL Credit Agreement) plus 3.50% at any time, (y) in the case of “ABR Loans” (as defined in the ABL Credit Agreement) or their equivalent, the “Alternate Base Rate” (as defined in the ABL Credit Agreement) plus 2.50% at any time, and (z) in the case of “RFR Loans” (as defined in the ABL Credit Agreement) or their equivalent, the “Daily Simple RFR” (as defined in the ABL Credit Agreement) plus 3.50% at any time, (iii) secured by the Collateral, subject to the terms of the Term/ABL Intercreditor Agreement, and by the UK Borrower Collateral, if any, and (iv) with a maturity date no earlier than two (2) years prior to the Scheduled Maturity Date;

1.7Amendment to Section 7.04(a) of the Credit Agreement.  Section 7.04(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

(a)Liens created under the ABL Loan Documents, which Liens (other than those on the UK Borrower Collateral) shall be subject to the terms of the Term/ABL Intercreditor Agreement;

SECTION 2.Conditions Precedent to Amendment.  This Amendment will be effective as of the Amendment Effective Date on the condition that the following conditions precedent will have been satisfied or waived:

2.1Counterparts.  The Administrative Agent and the Lenders shall have received counterparts of this Amendment duly executed by the Company, the Administrative Agent, and the Required Lenders (or, in the case of any party as to which an executed counterpart shall not have been received, telegraphic, telex, or other written confirmation from such party of execution of a counterpart hereof by such party).

2.2Principal Payment.  The Administrative Agent shall have received (or, substantially simultaneously with the Amendment Effective Date, shall receive), for the pro rata benefit of the Lenders, a principal payment in respect of the Committed Loans in an amount at least equal to $8,157,000.00 (the “Specified Prepayment”), which amount equals the minimum amount that the Company would have been required to pay pursuant to Section 2.04(b)(i)(y) of the Credit Agreement for the fiscal year ending December 31, 2021.  By their execution of this Amendment, the Lenders hereby (i) waive the provisions of Section 2.04(a) of the Credit Agreement related to minimum and incremental amounts of voluntary prepayments with respect to the Specified Prepayment and (ii) agree that no premium shall be payable pursuant to Section 2.04(c) of the Credit Agreement with respect to the Specified Prepayment.

2.3Expenses.  To the extent invoiced, the Administrative Agent shall have received payment or reimbursement of its reasonable and documented out-of-pocket expenses in connection with this Amendment and any other reasonable and documented out-of-pocket expenses of the Administrative Agent required to be paid or reimbursed by the Company pursuant to the Credit Agreement, including the reasonable fees, charges, and disbursements of counsel for the Administrative Agent.

Each Lender, by delivering its signature page to this Amendment, shall be deemed to have acknowledged receipt of, and consented to and approved, this Amendment, the ICA Amendment (as defined below), and each other document, agreement, and/or instrument required to be approved by the Administrative Agent, the Required Lenders, or the Lenders, as applicable, and each condition to be satisfied as of the date hereof.

SECTION 3.Representations and Warranties.  The Borrower hereby represents and warrants to the Lenders that:

3.1all of the representations and warranties made by any Loan Party in the Credit Agreement, as amended hereby, and the other Loan Documents are true and correct in all material respects on and as of the Amendment Effective Date as though made on and as of the Amendment Effective Date (except where such representations and warranties expressly relate to an earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date and except where such representations and warranties are qualified by materiality, Material Adverse Effect, or similar language, in which case such representations and warranties are true and correct in all respects after giving effect to such qualification);

3.2no Default or Event of Default has occurred and is continuing on and as of the Amendment Effective Date; and

3.3the Company has all requisite power and authority to enter into this Amendment;

3.4 the execution and delivery of this Amendment by the Company has been duly authorized by all necessary action on the part of the Company;

3.5the execution, delivery and performance by the Company of this Amendment does not and will not violate any applicable governmental rules or any contractual obligation of the Company and will not result in, or require, the creation or imposition of any Lien on any of the Company’s properties or revenues pursuant to any applicable governmental rules or any such contractual obligation;

3.6no consent or authorization of, filing with, notice to or other act by or in respect of, any Governmental Authority or any other Person that has not been obtained and in full force and effect is required in connection with the transactions contemplated herein or the execution, delivery, performance, validity or enforceability of this Amendment by the Company; and

3.7this Amendment has been duly executed and delivered by the Company, and the Credit Agreement, as amended hereby, constitutes a legal, valid, and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium, or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

SECTION 4.No Waiver.  Except as expressly set forth herein, nothing contained in this Amendment shall be construed as a waiver by the Lenders of any covenant or provision of the Credit Agreement or the other Loan Documents, and the failure of the Lenders at any time or times hereafter to require strict performance by the Loan Parties of any provision thereof shall not waive, affect, or diminish any right of the Lenders to thereafter demand strict compliance therewith.  The Administrative Agent and the Lenders hereby reserve all rights granted under the Credit Agreement, the other Loan Documents, and this Amendment.

SECTION 5.Survival of Representations and Warranties.  All representations and warranties made by the Company in this Amendment, including any Loan Document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other

Loan Documents, and no investigation by the Administrative Agent or any closing shall affect the representations and warranties or the right of the Administrative Agent or any Lender to rely upon them.

SECTION 6.Severability.  Any provision of this Amendment that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 7.APPLICABLE LAW.  THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 8.Successors and Assigns.  This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

SECTION 9.Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original but all of which when taken together shall constitute but one and the same instrument.  Delivery of an executed signature page of this Amendment by facsimile transmission or PDF electronic transmission shall be effective as delivery of a manually executed counterpart hereof.

SECTION 10.Headings.  The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

SECTION 11.Reaffirmation of Loan Documents.  The Credit Agreement, as amended hereby, and the other Loan Documents are hereby ratified, approved, and confirmed in each and every respect.  All references to the Credit Agreement in any Loan Document shall hereafter be deemed to refer to the Credit Agreement as amended hereby.

SECTION 12.Loan Document.  This Amendment constitutes a “Loan Document” under and as defined in the Credit Agreement.

SECTION 13.Administrative Agent Direction.  Each of the undersigned Lenders (collectively constituting all of the Lenders under the Credit Agreement) hereby (i) authorizes and directs the Administrative Agent to execute and deliver this Amendment; (ii) authorizes and directs the Administrative Agent to execute and deliver that certain First Amendment to Intercreditor Agreement attached hereto as Exhibit A (the “ICA Amendment”), and to act on its behalf and to take all actions contemplated by the ICA Amendment and agrees that it shall be bound by the ICA Amendment as if a signatory thereto; and (iii) acknowledges and agrees that the direction set forth in this Amendment constitutes an instruction and request of the Lenders under the Loan Documents, including Sections 9.03 and 9.04 of the Credit Agreement.

SECTION 14.Entire Agreement.  THE CREDIT AGREEMENT, THIS AMENDMENT, THE OTHER LOAN DOCUMENTS, AND ALL OTHER INSTRUMENTS, DOCUMENTS, AND AGREEMENTS EXECUTED AND DELIVERED IN CONNECTION WITH THIS AMENDMENT REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES.

[THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the Amendment Effective Date.

COMPANY:

TETRA TECHNOLOGIES, INC., a Delaware corporation

By:	/s/ Jacek Mucha
Name:	Jacek Mucha
Title:	Vice President – Finance, Treasurer, and Assistant Secretary

[Signature Page to Amendment To Credit Agreement – TETRA Technologies, Inc.]

WILMINGTON TRUST, NATIONAL ASSOCIATION, as Administrative Agent

By:	/s/ Meghan H. McCauley
Name:	Meghan H. McCauley
Title:

[Signature Page to Amendment To Credit Agreement – TETRA Technologies, Inc.]

BCRED DENALI PEAK FUNDING LLC, as a Lender

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

[Signature Page to Amendment To Credit Agreement – TETRA Technologies, Inc.]

BCRED SIRIS PEAK FUNDING LLC, as a Lender

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

[Signature Page to Amendment To Credit Agreement – TETRA Technologies, Inc.]

BCRED TWIN PEAKS LLC, as a Lender

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

[Signature Page to Amendment To Credit Agreement – TETRA Technologies, Inc.]

BGSL BRECKENRIDGE FUNDING LLC, as a Lender

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

[Signature Page to Amendment To Credit Agreement – TETRA Technologies, Inc.]

BGSL JACKSON HOLE FUNDING LLC, as a Lender

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

[Signature Page to Amendment To Credit Agreement – TETRA Technologies, Inc.]

BLACKSTONE SECURED LENDING FUND, as a Lender

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

[Signature Page to Amendment To Credit Agreement – TETRA Technologies, Inc.]

CPPIB CREDIT INVESTMENTS III INC., as a Lender

By:	/s/ Geoffrey Souter
Name:	Geoffrey Souter
Title:	Authorized Signatory

By:	/s/ Paul Shopiro
Name:	Paul Shopiro
Title:	Authorized Signatory

By:	/s/ Sharon Li
Name:	Sharon Li
Title:	Authorized Signatory

[Signature Page to Amendment To Credit Agreement – TETRA Technologies, Inc.]

EMERALD DIRECT LENDING I LIMITED PARTNERSHIP, as a Lender

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

[Signature Page to Amendment To Credit Agreement – TETRA Technologies, Inc.]

EMERALD SPRING STREET LP, as a Lender

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

[Signature Page to Amendment To Credit Agreement – TETRA Technologies, Inc.]

GSO BARRE DES ECRINS MASTER FUND SCSP, as a Lender

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

[Signature Page to Amendment To Credit Agreement – TETRA Technologies, Inc.]

GSO BROOME STREET LLC, as a Lender

By:	/s/ Marisa J. Beeney
Name:	Marisa J. Beeney
Title:	Authorized Signatory

[Signature Page to Amendment To Credit Agreement – TETRA Technologies, Inc.]

EXHIBIT A

ICA Amendment

[See attached.]